File Number:
00918891
Date Filed: 09/10/2008
Robin Carnahan
Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division
P.O. Box 778 / 600 W. Main Street, Rm 322
Jefferson City, MO 65102

Articles of Incorporation

Article One

The name of the corporation is USP Mattis, Inc.

Article Two

The registered agent's name: C T Corporation System

The address, including street and number for the registered agent's office in the state of Missouri:
(P.O. Box may only be used in addition to a physical street address)

Street address	City	State/Zip
120 South Central Avenue	Clayton	MO 63105

Article Three

(Must complete 1 or 2)

1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par valued DOES NOT exceed $30,000 please check this box: ☒

OR

2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the shares of each class:

Article Four

The name and physical business or residence address of each incorporator:

Name	Address	City/State/Zip
Alex Jenkins	15305 Dallas Parkway, Suite 1600	Addison, TX 75001

Name and address to return filed document:

Name:
Address:
City, State, and Zip Code:

MO001 - 03/25/2005 C T System Online

State of Missouri
Creation - General Business - Domestic 2 Page(s)

T0825506001

Article Five

The number of years the corporation is to continue or perpetual: (Please complete one)

☒ Perpetual *(check box)* OR State number of years ______

Article Six

The corporation is formed for the following lawful purpose(s):

Healthcare management.

Article Seven

☒ The number of directors to constitute the board of directors: one (optional)

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Signature	Printed Name
Alex Jenkins	Alex Jenkins